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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

          The undersigned hereby agree that the Statement on Schedule 13D with respect to the Common Stock of IntraBiotics Pharmaceuticals, Inc., dated as of June 1, 2001, is, and any amendments thereto (including amendments on Schedule
13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date:     June 1, 2001           INVESTOR GROWTH CAPITAL LIMITED
                                 (f/k/a Investor (Guernsey) Ltd.)


                                 By:   /S/ MICHAEL OPORTO
                                       -----------------------------------------
                                       Michael Oporto
                                       Attorney-in-Fact


                                 By:   /S/ BORJE EKHOLM
                                       -----------------------------------------
                                       Borje Ekholm
                                       Attorney-in-Fact




Date:     June 1, 2001           INVESTOR AB


                                 By:   /S/ MICHAEL OPORTO
                                       -----------------------------------------
                                       Michael Oporto
                                       Attorney-in-Fact


                                 By:   /S/ BORJE EKHOLM
                                       -----------------------------------------
                                       Borje Ekholm
                                       Attorney-in-Fact